Exhibit 99.1

Freeport-McMoRan

Investigating Cybersecurity Incident

PHOENIX, AZ, August 11, 2023 - Freeport-McMoRan Inc. (the “Company”) (NYSE: FCX) is investigating a cybersecurity incident affecting its information systems. The Company is assessing the impact and proactive measures are being taken to address the situation. The Company is working closely with third-party experts and law enforcement.

To date, there has been limited impact on production. Transitional solutions are being planned and implemented to secure information systems as quickly as possible. FCX continues to prioritize safety and responsible production practices. A prolonged disruption could impact future operations.

Future updates for stakeholders will be available on fcx.com.

FREEPORT: Foremost in Copper

FCX is a leading international mining company with headquarters in Phoenix, Arizona. FCX operates large, long-lived, geographically diverse assets with significant proven and probable reserves of copper, gold and molybdenum. FCX is one of the world’s largest publicly traded copper producers.

FCX’s portfolio of assets includes the Grasberg minerals district in Indonesia, one of the world’s largest copper and gold deposits; and significant mining operations in North America and South America, including the large-scale Morenci minerals district in Arizona and the Cerro Verde operation in Peru.

By supplying responsibly produced copper, FCX is proud to be a positive contributor to the world well beyond its operational boundaries. Additional information about FCX is available on FCX’s website at fcx.com.

Cautionary Statement: This press release contains forward-looking statements regarding FCX’s potential future performance. Forward-looking statements are all statements other than statements of historical facts, such as plans, projections or expectations relating to the cybersecurity incident. The words “anticipates,” “may,” “can,” “commitments,” “plans,” “pursues,” “believes,” “estimates,” “expects,” “endeavors,” “initiatives,” “seeks,” “goal,” “predicts,” “strategy,” “objective,” “projects,” “targets,” “intends,” “aspires,” “likely,” “will,” “should,” “could,” “to be,” ”potential,” “opportunities,” “assumptions,” “guidance,” “forecasts,” “future” and any similar expressions are intended to identify those assertions as forward-looking statements. FCX cautions readers that forward-looking statements are not guarantees of future performance and actual results may differ materially from those anticipated, expected, projected or assumed in the forward-looking statements. In particular, the preliminary nature of our investigation into this cybersecurity incident, which is still ongoing, may uncover additional facts presently not known to us, which may cause us to reassess the impacts and scope of the cybersecurity incident on our business and operations. Further, our ability to fully assess and remedy the cybersecurity incident, and the legal, reputational and financial risks resulting from this or other cybersecurity incidents, could also cause our results to differ materially from the forward-looking statements made above. Important factors that can cause FCX’s actual results to differ materially from those anticipated in the forward-looking statements include, but are not limited to, the factors described under the heading “Risk Factors” in FCX’s Annual Report on Form 10-K for the year ended December 31, 2022, filed with the U.S. Securities and Exchange Commission. Investors are cautioned that many of the assumptions upon which FCX’s forward-looking statements are based are likely to change after the date the forward-looking statements are made. Further, FCX may make changes to its business plans that could affect its results. FCX cautions investors that it undertakes no obligation to update any forward-looking statements, which speak only as of the date made, notwithstanding any changes in its assumptions, changes in business plans, actual experience or other changes.

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